FINANCIAL ADVISORY AGREEMENT

         THIS AGREEMENT (the "Agreement") is made effective February ___, 1997, between Corporate Securities Group, Inc. and Argent Securities, Inc., (each a "Consultant" and collectively referred to as the "Consultants") and Advanced Electronics Support Products, Inc., (hereinafter "Company").

                                    RECITALS

         A. Company desires to be assured of the association and services of Consultants in order to avail itself of Consultants' experience, skills and abilities, and background and knowledge, to facilitate long range planning, and to execute the Company's business and investment banking needs in an orderly and efficient manner, and is therefore willing to engage Consultants upon the terms and conditions herein contained.

         B. Consultants agree to be engaged and retained by Company and upon said terms and conditions.

         NOW THEREFORE, in consideration of the recitals, promises and conditions in this Agreement, the Consultants and Company agree as follows:

         1. CONSULTING SERVICES. Company hereby retains Consultants to become the investment banking consultants to the Company and to render such advice, consultation and information to the Board of Directors or the officers of the Company regarding general financial matters, including, but not limited to, long-term financial planning, expansions, changes in capital structure, shareholder relations, the raising of capital from public and private sources, and investment banking transactions and services, as shall be requested in writing by the President of the Company from time to time. Consultants agree, upon request, to make itself available to render such services as Consultants deem necessary.

         2. TERM. Except as otherwise provided in Section 3(b) of this Agreement, the term of this Agreement shall be for a period of two (2) years
commencing                     , 199   .

         3.       COMPENSATION OF CONSULTANTS.

                  a. ADVISORY FEE. In exchange for the services provided hereunder, the Company hereby agrees to pay Consultants an advisory fee equal to $2,000 per month during the term of this Agreement. The Company shall pay $48,000 (representing prepayment in full of the fees for the two-year term of this Agreement) to Consultants on the closing date of the Company's public offering of 750,000 shares of the Company's common stock, par value $.001 per share ("Common Stock"), and 750,000 warrants to purchase Common Stock, underwritten by, among others, Consultants.

                  b. FINDER'S FEES. In addition to the compensation and expenses paid or payable to Consultants pursuant to Sections 3(a) and 4 hereof, the Company agrees that, if a Consultant, directly or indirectly, introduces the Company, during the term of this Agreement, to any person or entity that during the term hereof or within 18 months following the term hereof, provides any investment capital, loan or any other equity or debt financing to the Company or any affiliate thereof, or becomes a party to a merger, acquisition, joint venture, private placement or other similar transaction with the Company or any affiliate thereof, then the Company shall pay to such Consultant a cash finder's fee. Each cash finder's fee payable to a Consultant under this Agreement shall be calculated as a percentage of the Transaction Value (as defined herein) in accordance with the following scale:

                           6% on the first $5,000,000; 5% on the amount from $5,000,001 to $6,000,000; 4% on the amount from
                           $6,000,001 to $7,000,000; 3% on the amount from
                           $7,000,001 to $8,000,000; 2% on the amount from
                           $8,000,001 to $9,000,000; and 1% on the amount above
                           $9,000,000

                  "Transaction Value" shall mean the aggregate value of all cash, securities and other property (i) paid to the Company, its affiliates or their shareholders in connection with any transaction referred to above involving any investment in or acquisition of the Company or any affiliates (or the assets of either), (ii) paid by the Company or any affiliate in any such transaction involving an investment in or acquisition of another party or its equity holdings by the Company or any affiliate, or (iii) paid or contributed by the Company or any affiliate and by the other party or parties in the event of any such transaction involving a merger, consolidation, joint venture or similar joint enterprise or undertaking. The value of any such securities (whether debt or equity) or other property shall be the fair market value thereof as determined by mutual agreement of the Company and the Consultants or by an independent appraiser jointly selected by the Company and the Consultants.

         4. EXPENSES. Company agrees to pay all reasonable business expenses authorized in advance by Company in writing and incurred by Consultants in furtherance of the business of Company, including travel, food, lodging and entertainment expenses, upon presentation by Consultants of receipts in form reasonably satisfactory to Company.

         5. RELATIONSHIP OF PARTIES. This Agreement shall not constitute an employer-employee relationship. It is the intention of each party that each Consultant shall be an independent contractor and not an employee of the Company. Consultants shall not have the authority to act as the agent of Company except when such authority as specifically delegated to Consultant by the Company. Subject to the express provisions herein, the manner and means utilized by Consultants in the performance of Consultants' services hereunder shall be under the sole control of the Consultants.

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

         6. LIABILITY OF CONSULTANTS. The Company acknowledges that all opinions and advice, whether oral or written, given by Consultants to the Company in connection with this Agreement are intended solely for the benefit and use of the Company in considering the transaction to which they relate, and the Company agrees that no person or entity other than the Company shall be entitled to make use of or rely upon the advice of Consultants to be given hereunder, and no such opinion or advice shall be used by the Company for any other purpose or reproduced, disseminated, quoted or referred to by the Company in communications with third parties at any time, in any manner or for any purpose, nor may the Company make any public reference to Consultants or use Consultants' name in any annual report or any other report or release of the Company without Consultants' prior written consent, except that the Company may, without Consultants' further consent, disclose this Agreement (but not information provided to the Company by Consultants) in the Company's filings with the Securities and Exchange Commission, if such disclosure is required by law.

         7. NOTICES. Any notice, request, demand or other communication required or permitted hereunder shall be deemed to be properly given when personally served in writing or when deposited in the United States mail, postage prepaid, addressed to the other party at the address appearing at the end of this Agreement. Either party may change its address by written notice made in accordance with this Section.

         8. BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, administrators, executors, successors, subsidiaries and affiliates.

         9. GOVERNING LAW. This Agreement is made and shall be governed and construed in accordance with the laws of the State of Florida.

         10. ASSIGNMENT. Any attempt by either party to assign any rights, duties or obligations which arise under this Agreement without the prior written consent of the other party shall be void, and shall constitute a breach of the terms of this Agreement.

         11. ENTIRE AGREEMENT, MODIFICATIONS. This Agreement constitutes the entire agreement between the Company and the Consultants. No promises, guarantees, inducements or agreements, oral or written, expressed or implied, have been made other than as contained in this Agreement. This Agreement can only be modified or changed in writing signed by the party or parties to be charged.

         12. TERMINATION. This Agreement shall automatically terminate after the initial two (2) year term. If terminated by Company, such action shall not alter Company's obligation to pay Consultants the agreed upon full compensation described in this Agreement.

         13. LITIGATION EXPENSES. If any action is brought by either party to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable


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



attorneys' fees, costs and disbursements in addition to any other relief to which it may be entitled.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date indicated at the beginning of this Agreement.

                                      Corporate Securities Group, Inc.
                                      980 North Federal Highway, Suite 210
                                      Boca Raton, Florida 33432

Dated:                                By:_______________________________________

                                      Title:____________________________________

                                      Argent Securities, Inc.
                                      3340 Peachtree Road, Suite 450
                                      Atlanta, Georgia 30326

Dated:                                By:_______________________________________

                                      Title:____________________________________

                                      Advanced Electronic Support Products, Inc.
                                      1810 Northeast 144th Street
                                      North Miami, Florida 33181

Dated:                                By:_______________________________________

                                      Title:____________________________________


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